Filed under Rule 424(b)(3), Registration Statement No. 333-58976
Pricing Supplement No. 24 — dated Monday, April 04, 2005 (To: Prospectus Dated June 20, 2001 and Prospectus Supplement Dated June 10, 2004)

CUSIP			Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s	Product	Guaranteed
Number	Selling Price	Principal Amount	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Amount	Option	Ranking	Security

26876EBV6	100.000%	$3,048,000.00	0.400%	$3,035,808.00	FIXED	4.400%	SEMI-ANNUAL	04/15/2007	10/15/2005	$22.98	YES	Unsecured Notes	YES
Redemption Information: Non-Callable
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC						Agents: Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Merrill Lynch &
Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities

26876EBW4	100.000%	$644,000.00	0.750%	$639,170.00	FIXED	4.800%	QUARTERLY	04/15/2009	07/15/2005	$13.07	YES	Unsecured Notes	YES
Redemption Information: Non-Callable
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC						Agents: Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Merrill Lynch &
Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities

	Trade Date: Monday, April 04, 2005 @ 12:00 PM ET	EOP Operating Limited Partnership
Issuer	Settle Date: Thursday, April 07, 2005	$500,000,000 EOP Operating LP
EOP Operating Limited Partnership	Minimum Denomination/Increments: $1,000.00/$1,000.00	Prospectus dated 20-Jun-01 and
	Initial trades settle flat and clear SDFS: DTC Book Entry only	Prospectus Supplement Dated: 10-
	DTC Number 0443 via Pershing, LLC	Jun-04

Guarantor	If the maturity date or an interest payment date for any note is not a business day (as term is defined in
Equity Office Properties Trust	prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

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